Exhibit 99.(h)(3)(v)

TWENTY-FIRST AMENDMENT TO THE
EA SERIES TRUST

FUND ACCOUNTING SERVICING AGREEMENT

This Twenty-first Amendment, effective as of the last date on the signature block, to the Fund Accounting Servicing Agreement, dated as of October 8, 2014, as amended (the “Agreement”), is entered into by and between EA Series Trust (f/k/a Alpha Architect ETF Trust), a Delaware statutory trust ( the “ Trust”) and U.S. Bancorp Fund Services, LLC, Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the Trust desires to amend the Agreement to add EA Bridgeway Blue Chip ETF to Exhibit A, and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.	Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

EA SERIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Sean R. Hegarty	By:	/s/ Jason Hadler
Name:	Sean Hegarty	Name:	Jason Hadler
Title:	Chief Operating Officer	Title:	SVP
Date:	August 9, 2022	Date:	August 10, 2022

Exhibit A to the
EA Series Trust

Fund Accounting Servicing Agreement

Separate Series of EA Series Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF

Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF

Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Gadsden Dynamic Multi-Asset ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF
Merlyn.AI Tactical Growth and Income ETF
Merlyn.AI SectorSurfer Momentum ETF
UPHOLDINGS Compound Kings ETF

Merlyn.AI Best-of-Breed Core Momentum ETF

Freedom Day Dividend ETF

Sparkline Intangible Value ETF
Viridi Bitcoin Miners ETF

The Discipline Fund ETF

Generation Z ETF

Guru Favorite Stocks ETF ROC ETF

Relative Sentiment Tactical Allocation ETF
Argent Mid Cap ETF

AOT Growth and Innovation ETF

Strive U. S. Energy ETF

EA Bridgeway Blue Chip ETF